Exhibit (c)(3) Project Blazing Star Board of Directors Discussion Materials December 4, 2024 [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

-- Highly Confidential -- Centerview Disclaimer This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Board of Directors of Blazing Star in connection with its evaluation of a proposed transaction involving Blazing Star and for no other purpose. The information contained herein is based upon information supplied by or on behalf of Blazing Star and Saturn (“Defined term for other relevant party”) and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by Blazing Star and Saturn. Centerview has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Blazing Star or any other entity, or concerning the solvency or fair value of Blazing Star or any other entity. With respect to financial forecasts Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Blazing Star as to the future financial performance of Blazing Star, and at your direction Centerview has relied uponsuch forecasts, as provided by Blazing Star’s management, with respect to Blazing Star. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions asineffect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of Blazing Star. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Board of Directors of Blazing Star (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of Blazing Star or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview. 1

-- Highly Confidential -- Executive Summary § Saturn continues to expend significant time and resources towards their diligence effort – Have held over 35 calls with management spanning 50+ hours to expedite their diligence process – Saturn claims to now be at $1mm/week run-rate on expenses § Preferred equity lenders are conducting diligence with several being admitted to the VDR and joining management calls rd § Saturn’s 3 party advisors are actively engaged in their functional and confirmatory diligence workstreams – PwC: Quality of Earnings, Accounting and Tax – Davis Polk: Legal – Bass Berry: Regulatory – BCG: Outside-In Market Studies 2

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. -- Highly Confidential -- Executive Summary (Cont.) § Three key topics for today’s discussion: 1 Debt Financing Commitment Papers: Saturn delivered signed commitment papers contemplating $12.3bn of debt funding – in-line with what they stated in their initial letter • Papers were received from 4 banks (Bank of America, JP Morgan, UBS and Wells Fargo) that provided commitments for greater than 100% of the required funding, though certain of the banks proposed different structures and/or fewer commitments. • This is a positive indication, but work remains to reconcile the banks’ structures and commitments, complete the banks’ due diligence and obtain bank committee approvals 2 Diligence Workstream Updates: Saturn has remained focused and engaged on diligencing the various businesses and continues to devote significant internal and external resources to this effort • Centerview is working with management to present Saturn with further detail supporting the 3YP to enhance conviction in the plan Saturn’s Findings on Net Working Capital: Saturn’s review of monthly balance sheet data 3 [***] identified that Blazing Star’s USRP quarter-end balances were than the normalized levels intra-quarter, which could necessitate changes to their initial view on capital structure and potentially value • Upon review of Saturn’s findings, the current Blazing Star view is that this funding shortfall is [***] closer to ~ [***] • Assuming a cash funding shortfall of that would [***] [***] result in in share price 3 [***] (1) In addition, Saturn has identified of UK/Germany quarter-end factoring.

Appendix

-- Highly Confidential -- Latest View of Saturn’s Sources and Uses Reflects Saturn’s stated expected equity funding sources and general structure of the $12.3bn of debt financing outlined in commitment letters received on November 27 Illustrative WholeCo Transaction Value & Consideration, Sources and Uses Indicative Price per Share $13.50 % Premium to Current 35% Offer Equity Value $11,668 (1) (-) Cash (3,125) Transaction Value (+) Debt 9,564 & Consideration Total Funded Value $18,107 (2) Total Implied Enterprise Value $22,542 EV / FY'25 EBITDA 6.7x ABL $4,000 Secured TLB 4,000 Secured Notes 3,300 Unsecured Notes 1,000 Sources Preferred Equity 3,000 Existing Shareholder Roll (Mid-Point of Saturn’s Range) 1,500 New Sponsor Equity (Saturn & LPs) 2,694 Total Sources $19,494 Funded Value $18,107 Minimum Cash 1,000 Uses (3) Prepayment Penalties & Fees 387 Total Uses $19,494 Source: Blazing Star management and FactSet as of December 2, 2024. Note: Dollars in millions except for per share figures and unless otherwise stated. Reflects Blazing Star at illustrative $10.00 “current” share price. (1) Cash balance reflects assumption that WBA would suspend dividend following announcement at CYE 2024 resulting in $432mm (half of annual dividend spend) of 13 incremental cash vs. management plan. (2) Includes equity investments, finance leases, opioid liability and dark rent liability. (3) Assumes transaction costs of 1% of purchase enterprise value and financing fees that include OID of 99.75% on ABL, 99.5% on Secured Term Loan B and 1% fees on the Secured Notes and Unsecured Notes, respectively. Financing fees also include $133mm breakage fee on existing debt per Blazing Star management.